Exhibit 99.1

Ocean Power Technologies Announces First Quarter Fiscal 2022 Results

Investor Conference Call and Webcast on September 14, 2021, at 11:00 A.M. ET

MONROE TOWNSHIP, N.J., September 13, 2021 (GLOBE NEWSWIRE) – Ocean Power Technologies, Inc. (“OPT” or “the Company”) (NYSE American: OPTT), a leader in innovative and cost-effective low-carbon marine power, data, and service solutions, today announced financial results for its first quarter, ended July 31, 2021.

Recent Operational Highlights

●	Received a U.S. Department of Energy Small Business Innovation Research award to study a modular and scalable next generation autonomous wave energy device
●	Entered into strategic partnerships with software and robotics developers, Greensea and Fathom5, and initiated development of proprietary next-generation Maritime Domain Awareness Solution (“MDA”) platform
●	Strategic Consulting Services driven by the 3Dent Technology acquisition showed steady growth as customer base continues to expand
●	Received permits for offshore demonstration fields (located off the coast of New Jersey) and received delivery of first MDA test buoy
●	Added to the Russell Microcap® Index
●	Appointed Philipp Stratmann as President and Chief Executive Officer

Management Commentary

“We made great progress during the quarter as we continue our strategic transformation from a research & development product-based company to a data and power services’ and solutions’ provider,” said Philipp Stratmann, OPT’s President and Chief Executive Officer. “I am excited about OPT’s future,” Stratmann continued. “Not only have our Strategic Consulting Services seen steady growth since the acquisition of 3Dent, but we have also made substantial progress on the data and power services’ and solutions’ front. We’ve partnered with experienced developers to offer a leading-edge proprietary Maritime Domain Awareness platform that features analytic capabilities and military-grade cybersecurity.” Stratmann concluded, “With the addition of the U.S. government’s investment in our next generation of wave energy conversion, OPT is anticipating the needs, and is at the forefront of, the ever-evolving markets we serve and seek to serve.”

First Quarter Fiscal Year 2022 Financial Review

Revenue for the first quarter of fiscal year 2022 was $0.3 million, compared to $0.2 million in the first quarter of fiscal year 2021, primarily the result of additional Strategic Consulting Services from the 3dent acquisition. The net loss for the first quarter of fiscal year 2022 was $3.1 million as compared to $3.4 million for the first quarter of fiscal year 2021. This decrease was mainly attributable to a $0.9 million gain on the extinguishment of the Company’s PPP loan, after the SBA granted its forgiveness during the quarter, and an income tax benefit of $1.0 million. These gains were partially offset by increases in the quarter for product development and administrative costs.

Balance Sheet and Cash Flow

Total cash, cash equivalents, and restricted cash was $78.3 million as of July 31, 2021. Net cash used in operating activities was $5.3 million during the first quarter of fiscal 2022, representing an increase of $2.6 million over the first quarter of fiscal year 2021, mainly as a result of higher project and employee-related costs and the settlement of litigation during the current fiscal year period.

Conference Call & Webcast

OPT will host a conference call and webcast to review its financial and operating results on Tuesday, September 14, 2021, at 11:00 A.M. Eastern Time. Interested parties may access the conference call by dialing 877-407-8291 (toll-free in the U.S.) or 201-689-8345 for international callers. Investors, analysts, and members of the media interested in listening to the live presentation are encouraged to join a webcast of the call available on the Company’s website at www.OceanPowerTechnologies.com/investor-relations.

A digital replay will be available by telephone approximately two hours after the call’s completion and until December 14, 2021. Access by dialing 877-660-6853 from the U.S. or 201-612-7415 for international callers and using the Conference ID#13694019. The archived webcast will also be available on the OPT website investor relations page.

About Ocean Power Technologies

Headquartered in Monroe Township, New Jersey, OPT aspires to transform the world through durable, innovative, and cost-effective marine energy, data, and service solutions. Its PowerBuoy® solutions platform provides clean and reliable electric power and real-time data communications for remote maritime and subsea applications in markets such as offshore oil and gas, defense and security, science and research, and offshore wind. To learn more, visit www.OceanPowerTechnologies.com.

Forward-Looking Statements

This release may contain forward-looking statements that are within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by certain words or phrases such as “may”, “will”, “aim”, “will likely result”, “believe”, “expect”, “will continue”, “anticipate”, “estimate”, “intend”, “plan”, “contemplate”, “seek to”, “future”, “objective”, “goal”, “project”, “should”, “will pursue” and similar expressions or variations of such expressions. These forward-looking statements reflect the Company’s current expectations about its future plans and performance. These forward-looking statements rely on a number of assumptions and estimates that could be inaccurate and subject to risks and uncertainties. Actual results could vary materially from those anticipated or expressed in any forward-looking statement made by the Company. Please refer to the Company’s most recent Forms 10-Q and 10-K and subsequent filings with the U.S. Securities and Exchange Commission for further discussion of these risks and uncertainties. The Company disclaims any obligation or intent to update the forward-looking statements in order to reflect events or circumstances after the date of this release.

Financial Tables Follow

Additional information may be found in the Company’s Annual Report on Form 10-K that has been filed with the U.S. Securities and Exchange Commission. The Form 10-K is accessible at www.sec.gov or the Investor Relations section of the Company’s website (www.OceanPowerTechnologies.com/investor-relations).

Contact Information

Investors: 609-730-0400 x401 or InvestorRelations@oceanpowertech.com

Media: 609-730-0400 x402 or MediaRelations@oceanpowertech.com

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Operations

(in $ 000’s, except per share data)

Unaudited

	Three months ended July 31,
	2021	2020

Revenues	$272	$169
Cost of revenues	423	334
Gross loss	(151)	(165)

Operating expenses:
Engineering and product development costs	1,971	1,252
Selling, general and administrative costs	2,909	1,987
Total operating expenses	4,880	3,239
Operating loss	(5,031)	(3,404)

Interest income, net	20	11
Gain on extiguishment of PPP loan	891	-
Foreign exchange gain	-	8
Loss before income taxes	(4,120)	(3,385)
Income tax benefit	1,041	-
Net loss	$(3,079)	$(3,385)
Basic and diluted net loss per share	$(0.06)	$(0.22)
Weighted average shares used to compute basic and diluted net loss per share	52,458,011	15,677,331

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Balance Sheet

(in $ 000’s, except share data)

	July 31, 2021	April 30, 2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$77,720	$83,028
Restricted cash, short-term	384	384
Accounts receivable	446	350
Contract assets	304	190
Other current assets	507	487
Total current assets	79,361	84,439
Property and equipment, net	373	406
Intangibles, net	268	274
Right-of-use asset, net	967	1,036
Restricted cash, long-term	222	222
Total assets	$81,191	$86,377
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$454	$687
Accrued expenses	1,821	1,881
Right-of-use liability, current portion	317	347
Litigation payable	-	1,224
Liability classified stock awards	60	60
Paycheck protection program loan- current	-	495
Total current liabilities	2,652	4,694
Paycheck protection program loan, less current portion	-	396
Right-of-use liability, less current portion	774	819
Total liabilities	3,426	5,909
Commitments and contingencies
Stockholders’ Equity:
Preferred stock, $0.001 par value; authorized 5,000,000 shares, none issued or outstanding	-	-
Common stock, $0.001 par value; authorized 100,000,000 shares, issued and outstanding 52,458,011 shares	52	52
Treasury stock, at cost; 21,040 shares	(338)	(338)
Additional paid-in capital	316,211	315,821
Accumulated deficit	(237,975)	(234,896)
Accumulated other comprehensive loss	(185)	(171)
Total stockholders’ equity	77,765	80,468
Total liabilities and stockholders’ equity	$81,191	$86,377

Ocean Power Technologies, Inc. and Subsidiaries

Consolidated Statements of Cash Flows

(in $ 000’s)

Unaudited

	Three months ended July 31,
	2021	2020

Cash flows from operating activities:
Net loss	$(3,079)	$(3,385)
Adjustments to reconcile net loss to net cash used in operating activities:
Foreign exchange gain	-	(8)
Depreciation of fixed assets	40	37
Amortization of intangible assets	6	-
Amortization of right of use asset	69	52
Gain on extinguishment of PPP Loan	(891)	-
Stock-based compensation	390	116
Changes in operating assets and liabilities:
Accounts receivable	(96)	84
Contract assets	(114)	(115)
Other assets	(20)	181
Accounts payable	(233)	8
Accrued expenses	(60)	381
Change in lease liability	(75)	(54)
Contract liabilities	-	(34)
Litigation Payable	(1,224)	-
Net cash used in operating activities	(5,287)	(2,737)
Cash flows from investing activities:
Purchase of property, plant and equipment	(7)	-
Net cash used in investing activities	(7)	-
Cash flows from financing activities:
Proceeds from Paycheck Protection Program Loan	-	890
Proceeds from issuance of common stock- Aspire financing net of issuance costs	-	2,635
Proceeds from issuance of common stock- AGP At The Market offering, net of issuance costs	-	243
Net cash provided by financing activities	-	3,768
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(14)	32
Net (decrease)/increase in cash, cash equivalents and restricted cash	(5,308)	1,063
Cash, cash equivalents and restricted cash, beginning of period	83,634	10,930
Cash, cash equivalents and restricted cash, end of period	$78,326	$11,993

Supplemental disclosure of noncash operating activities:
Prepaid financing costs reported in accrued expenses	$-	$40